                                                                    Exhibit 3.3

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                                 ISE LABS, INC.


          Saeed A. Malik and Warren T. Lazarow certify that:

          1. They are the president and the secretary, respectively, of ISE LABS, INC., a California corporation.

          2. The articles of incorporation of this corporation are amended and restated to read as follows:

                                    I.  NAME

          The name of the corporation is ISE LABS, INC.

                                  II.  PURPOSE

          The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation Code.

                           III.  NUMBER OF DIRECTORS

          The number of directors of this corporation is five.

                       IV.  CHANGE IN NUMBER OF DIRECTORS

          The number of directors may be changed only by an amendment of these articles adopted by the affirmative vote of not less than 80% of the shares entitled to vote thereon.

                                   V.  SHARES

          This corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the corporation is authorized to issue is Forty Million (40,000,000) shares, $0.001 par value per share. No distinctions shall exist between the shares of the corporation or the holders thereof.

          This Article V can be amended only by the vote or written consent of the holders of at least 70% of the outstanding voting shares.

                              VI.  INDEMNIFICATION

          The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                 *     *     *

          3. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the board of directors.

          4. The foregoing amendment and restatement of the articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 17,499,988. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was at least 80%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  December 31, 1997.



                                 /s/ Saeed A. Malik
                                 ----------------------------
                                 Saeed A. Malik, President


                                 /s/ Warren T. Lazarow
                                 ----------------------------
                                 Warren T. Lazarow, Secretary

                             FIRST AMENDMENT TO THE

                                   BYLAWS OF

                                 ISE LABS, INC.


          The Bylaws of ISE Labs, Inc. (the "Company") are hereby amended, effective as of August 1, 1992, in the following respect:

          1.  Section 10.03 of Article X is hereby deleted in its entirety.

          2. Except as modified by this First Amendment, all the terms and provisions of the Bylaws shall continue in full force and effect.

                          CERTIFICATE OF PRESIDENT OF
                                 ISE LABS, INC.

          The undersigned, Saeed Malik hereby certifies that he is the duly elected and acting President of ISE Labs, Inc., a California corporation (the "Corporation"), and that the First Amendment to the Bylaws attached hereto was duly adopted by Written Consent of the Board of Directors on August 1, 1992.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 1st day of August, 1992.



                                    /s/ Saeed Malik
                                    -------------------------------
                                    Saeed Malik, President

                            SECOND AMENDMENT TO THE

                                   BYLAWS OF

                                 ISE LABS, INC.


          The Bylaws of ISE Labs, Inc. (the "Company") are hereby amended, effective as of October 13, 1997, in the following respects:

          1.  Section 10.01 of Article X is hereby deleted in its entirety.

          2. Subsection (e) is hereby added to Section 10.04 of Article X to read as follows:

               "(e) The provisions of this Section 10.04 shall terminate upon the earliest to occur of (i) the first date on which shares of the Common
         --------
     Stock are held of record by more than five hundred (500) persons, (ii) a firm commitment underwritten public offering, pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the corporation's Common Stock, (iii) a sale, transfer or other disposition of all or substantially all of the corporation's assets or outstanding voting securities or the sale of at least voting control of the corporation is effected through a merger, reorganization, consolidation or recapitalization or (iv) December 31, 2002."

          3. Except as modified by this Second Amendment, all the terms and provisions of the Bylaws shall continue in full force and effect.

                          CERTIFICATE OF SECRETARY OF
                                 ISE LABS, INC.

          The undersigned, Warren T. Lazarow hereby certifies that he is the duly elected and acting Secretary of ISE Labs, Inc., a California corporation (the "Corporation"), and that the Second Amendment to the Bylaws attached hereto was duly adopted by Written Consent of the Board of Directors on October 13, 1997.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 13th day of October, 1997.



                                    /s/  Warren T. Lazarow
                                    ----------------------------
                                    Warren T. Lazarow, Secretary

                             THIRD AMENDMENT TO THE

                                   BYLAWS OF

                                 ISE LABS, INC.


          The Bylaws of ISE Labs, Inc. (the "Company") are hereby amended, effective as of December 31, 1997, in the following respects:

          1. Section 3.02 of Article III is amended and restated to read as follows:

               "Section 3.02 Number and Qualifications of Directors.  The
                ---------------------------------------------------
          Authorized number of Directors shall be five until changed by a duly adopted amendment to the Articles of Incorporation."

          2. Except as modified by this Third Amendment, all the terms and provisions of the Bylaws shall continue in full force and effect.

                          CERTIFICATE OF SECRETARY OF
                                 ISE LABS, INC.

          The undersigned, Warren T. Lazarow hereby certifies that he is the duly elected and acting Secretary of ISE Labs, Inc., a California corporation (the "Corporation"), and that the Third Amendment to the Bylaws attached hereto was duly adopted by Written Consent of the Board of Directors on December 31, 1997.

          IN WITNESS WHEREOF, the undersigned has hereunto subscribed his name this 31st day of December, 1997.



                                    /s/  Warren T. Lazarow
                                    ----------------------------
                                    Warren T. Lazarow, Secretary